CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 15, 2016, relating to the financial statements and financial highlights of Franklin Payout 2017 Fund, Franklin Payout 2018 Fund, Franklin Payout 2019 Fund, Franklin Payout 2020 Fund, and Franklin Payout 2021 Fund, which appears in the May 31, 2016 Annual Report to Shareholders of Franklin Fund Allocator Series, and our report dated July 15, 2016, relating to the financial statements and financial highlights of  Franklin NextStep Conservative Fund, Franklin NextStep Moderate Fund, and Franklin NextStep Growth Fund which appears in the May 31, 2016 Annual Report to Shareholders of Franklin Fund Allocator Series which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

September 23, 2016